UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 18, 2026 (June 17, 2026)

Date of Report (date of earliest event reported)

Chicago Atlantic BDC, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-40564	86-2872887
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Madison Avenue, Suite 1800

New York, New York 10022

(Address of principal executive offices and zip code)

(312) 625-9295

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LIEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 17, 2026, Chicago Atlantic BDC, Inc., a Maryland corporation (“LIEN”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Chicago Atlantic Real Estate Finance, Inc., a Maryland corporation (“REFI”), Chicago Atlantic BDC Advisers, LLC, a Delaware limited liability company and the investment adviser to LIEN (the “LIEN Adviser”), and Chicago Atlantic REIT Manager, LLC, a Delaware limited liability company and the external manager to REFI (the “REFI Manager,” and together with LIEN Adviser, the “Advisers”). Pursuant to the terms of the Merger Agreement, REFI will merge with and into LIEN (the “Merger”), with LIEN continuing as the surviving company (the “Surviving Company”). Following the Merger, the Surviving Company intends to continue to be treated as a regulated investment company (a “RIC”) under Sections 851 and 852 of the Internal Revenue Code of 1986, as amended (the “Code”). The parties intend the Merger to be treated as a “reorganization” within the meaning of Section 368(a) of the Code.

Prior to the Merger, REFI, which has previously elected to be taxed as a real estate investment trust (“REIT”), will elect to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”), by filing a Form N-54A with the U.S. Securities and Exchange Commission (the “SEC”) (the “BDC Election,” and the time of such filing, the “BDC Election Time”). Prior to the BDC Election, REFI will adopt, subject to approval by its stockholders, a new investment advisory agreement (the “New BDC Advisory Agreement”) with the LIEN Adviser, which will remain in effect until the Merger Effective Time (defined herein). REFI’s management agreement with REFI Manager will terminate automatically upon the BDC Election Time, and the New BDC Advisory Agreement will terminate automatically upon the Merger Effective Time, in each case without termination notice or termination payment.

The Board of Directors of LIEN (the “LIEN Board”), upon the unanimous recommendation of a special committee comprised solely of independent directors of LIEN (the “LIEN Special Committee”), unanimously (i) determined that the Merger Agreement, including the Merger and the other transactions contemplated by the Merger Agreement (the “Transactions”) are fair to, and in the best interests of, LIEN and its stockholders, and that LIEN’s existing stockholders will not suffer dilution as a result of the Transactions, (ii) approved and declared advisable the Merger Agreement and the other Transactions, (iii) directed that the matters relating to the Merger (the “LIEN Merger Matters”) be submitted to LIEN’s stockholders at a meeting of LIEN’s stockholders (the “LIEN Stockholders Meeting”), and (iv) resolved to recommend that LIEN’s stockholders approve the LIEN Merger Matters at the LIEN Stockholders Meeting.

In connection with its evaluation of the Merger, the LIEN Special Committee received the opinion of Keefe, Bruyette & Woods, financial advisor to the LIEN Special Committee, to the effect that, as of the date of such opinion and based upon and subject to the various assumptions, limitations, qualifications and other matters set forth therein, the Exchange Ratio (defined herein) is fair, from a financial point of view, to LIEN’s stockholders (other than REFI Manager, REFI, the LIEN Adviser and any of their respective affiliates).

Merger Consideration.

At the effective time of the Merger (the “Merger Effective Time”), each share of common stock, par value $0.01 per share, of REFI (“REFI Common Stock”) issued and outstanding immediately prior to the Merger Effective Time (other than shares owned by LIEN or any of its consolidated subsidiaries, which will be cancelled for no consideration) will be converted into the right to receive a number of shares of common stock, par value $0.01 per share, of LIEN (“LIEN Common Stock”) equal to the Exchange Ratio (defined herein) (the “Merger Consideration”).

The “Exchange Ratio” is the ratio of the net asset value per share of REFI Common Stock (the “Closing REFI Net Asset Value”) to the net asset value per share of LIEN Common Stock (the “Closing LIEN Net Asset Value”), each of which will be calculated in good faith as of a date no earlier than 48 hours (excluding Sundays and holidays) prior to the Merger Effective Time, based on the valuation principles, assumptions and methodologies set forth in Exhibit A to the Merger Agreement, and subject to customary approval and certification procedures.

Each holder of REFI Common Stock that would otherwise be entitled to receive a fractional share of LIEN Common Stock will receive, in lieu thereof, cash (without interest) based on the volume-weighted average trading price of LIEN Common Stock on the Nasdaq Global Market (“Nasdaq”) for the five consecutive trading days ending on the third trading day preceding the Closing Date (as defined in the Merger Agreement).

Stockholder Approvals.

Consummation of the Transactions requires the affirmative vote of: (i) the lesser of (A) 67% of the shares of REFI Common Stock present at a meeting at which more than 50% of the outstanding shares are present, or (B) more than 50% of the outstanding shares of REFI Common Stock, to approve the BDC Election and the New BDC Advisory Agreement (the “REFI BDC Election Matters”); and (ii) with respect to the adoption of the Merger Agreement and to approve the Merger and other Transactions (the “REFI Merger Matters”), the affirmative vote of (A) a majority of the outstanding shares of REFI Common Stock and (B) a majority of the shares of REFI Common Stock voted at a meeting of REFI’s stockholders (the “REFI Stockholders Meeting”) other than shares held by LIEN, the LIEN Adviser, REFI Manager, any director or executive officer of any of the foregoing, any stockholder party to a Support Agreement (defined herein), and any of their respective affiliates (together, the “REFI Requisite Vote”). Consummation of the Transactions also requires the affirmative vote of: (i) a majority of the votes cast by the holders of outstanding shares of LIEN Common Stock at the LIEN Stockholders Meeting to approve the issuance of LIEN Common Stock in connection with the Merger; and (ii) with respect to the adoption of the Merger Agreement and to approve the LIEN Merger Matters, (X) a majority of the outstanding shares of LIEN Common Stock and (Y) a majority of the shares of LIEN Common Stock voted at the LIEN Stockholders Meeting other than shares held by LIEN, the LIEN Adviser, REFI, REFI Manager, any director or executive officer of any of the foregoing, any stockholder party to a Support Agreement, and any of their respective affiliates (together, the “LIEN Requisite Vote”).

In addition to the LIEN Requisite Vote and REFI Requisite Vote, consummation of the Merger requires the Board of Directors of REFI (the “REFI Board”) (on the recommendation of a special committee comprised solely of independent directors of REFI (the “REFI Special Committee”)) to approve certain matters required by Rule 17a-8 under the Investment Company Act (the “Post-BDC Election Approvals”). Receipt of the Post-BDC Election Approvals is a condition to REFI’s obligation to submit the REFI Merger Matters to its stockholders at the REFI Stockholders Meeting.

In accordance with the Maryland General Corporation Law, no appraisal rights are available to holders of REFI Common Stock in connection with the Transactions.

Required Filings.

The Merger Agreement contemplates the filing with the SEC of the BDC Election on Form N-54A, and a registration statement on Form N-14 (the “Registration Statement”), which is a joint proxy statement/prospectus relating to the REFI Stockholders Meeting and the LIEN Stockholders Meeting (the “Joint Proxy Statement/Prospectus”) that will be included as a prospectus, and the declaration of effectiveness of the Registration Statement by the SEC. The Merger Agreement also contemplates the filing of the articles of merger (the “Articles of Merger”) with, and acceptance for record by, the State Department of Assessments and Taxation of Maryland, and filings and approvals under applicable state securities laws and the rules of Nasdaq, including in connection with approval of the listing of the shares of LIEN Common Stock to be issued as Merger Consideration.

Representations and Warranties.

The Merger Agreement contains representations and warranties of REFI, LIEN and the Advisers that are customary for transactions similar to the Merger, including representations regarding corporate organization, capitalization, authority, governmental consents, financial statements, compliance with law, absence of changes, taxes, litigation, material contracts, investment assets, and valuation matters specific to the BDC and REIT regulatory context. The representations and warranties do not survive the Merger Effective Time.

Covenants.

The Merger Agreement contains covenants requiring each of REFI and LIEN, during the period from the date of the Merger Agreement until the earlier of the Merger Effective Time or termination of the Merger Agreement to (i) conduct its business in the ordinary course consistent with past practice and its publicly disclosed investment objectives and policies, and (ii) use reasonable best efforts to maintain and preserve its business organization and existing business relationships. The Merger Agreement also contains customary forbearances restricting certain actions without the prior written consent of the other party, including with respect to issuance of securities, declaration of dividends (subject to exceptions for regular quarterly distributions, distributions necessary to maintain RIC or REIT qualification, and Tax Dividends (as defined in the Merger Agreement)), dispositions and acquisitions of assets, amendments to organizational documents, incurrence of indebtedness, and entry into, amendment, or termination of material contracts.

The Merger Agreement also contains additional covenants of the parties, including covenants to use reasonable best efforts to obtain required regulatory and other approvals; to cooperate in the preparation and filing of the Registration Statement; to convene meetings of their respective stockholders; to provide indemnification and directors’ and officers’ liability insurance for REFI’s directors and officers; and to cooperate on tax matters, including actions intended to preserve the qualification of the Merger as a “reorganization” within the meaning of Section 368(a) of the Code, the qualification of the Surviving Company as a RIC, and REFI’s REIT qualification through the Merger Effective Time. Prior to the BDC Election Time, REFI is required to declare and pay one or more Tax Dividends in amounts sufficient to (i) eliminate REFI’s accumulated earnings and profits for U.S. federal income tax purposes and (ii) reduce its REIT taxable income and net capital gain to zero for its final REIT taxable year.

No Solicitation; Fiduciary Out.

The Merger Agreement contains mutual non-solicitation provisions that restrict the ability of REFI and LIEN, and their respective representatives, to, among other things, solicit, encourage, facilitate, or engage in discussions or negotiations regarding alternative acquisition proposals (each, a “Takeover Proposal”), or furnish non-public information in connection with Takeover Proposals, in each case, subject to the exceptions described below.

Each of REFI and LIEN may engage in discussions or negotiations with, and provide non-public information to, a third party that has made a bona fide unsolicited Takeover Proposal if the applicable special committee determines in good faith, after consultation with its outside legal counsel and financial advisor, that (i) failure to consider such Takeover Proposal would be reasonably likely to be a breach of the directors’ fiduciary duties under applicable law, and (ii) such Takeover Proposal constitutes or is reasonably likely to result in a Company Superior Proposal or an Acquiror Superior Proposal (each as defined in the Merger Agreement), as applicable, subject in each case to notice and other procedural requirements set forth in the Merger Agreement.

Subject to compliance with notice, matching-rights and good-faith negotiation requirements set forth in the Merger Agreement (including a two-calendar-day matching-rights period, which restarts upon any amendment to the financial or other material terms of a superior proposal), the REFI Board or the LIEN Board, as applicable, may effect an adverse recommendation change in response to a Company Superior Proposal or an Acquiror Superior Proposal. Each board may also effect an adverse recommendation change in response to an Intervening Event (as defined in the Merger Agreement), subject to a five-business-day notice and good-faith negotiation period. REFI and LIEN may each terminate the Merger Agreement to enter into a definitive agreement with respect to a superior proposal.

Conditions to Closing.

Consummation of the Merger is subject to the satisfaction or waiver of a number of closing conditions, including: (i) receipt of the LIEN Requisite Vote, and the REFI Requisite Vote, and the Post-BDC Election Approvals; (ii) Nasdaq listing authorization for the shares of LIEN Common Stock issuable as Merger Consideration; (iii) effectiveness of the Registration Statement; (iv) the absence of any order or law prohibiting the Merger and the absence of any pending governmental proceeding seeking to enjoin the Merger; (v) receipt of all required regulatory approvals; (vi) completion of the Closing LIEN Net Asset Value and Closing REFI Net Asset Value determinations; (vii) filing of the BDC Election with the SEC; (viii) satisfaction of specified conditions relating to the parties’ existing credit facilities and the Company Notes (as defined in the Merger Agreement); (ix) the Support Agreements remaining in full force and effect; and (x) customary bring-down conditions with respect to the accuracy of the other party’s (and its adviser’s) representations and warranties, performance of covenants, the absence of a Material Adverse Effect (as defined in the Merger Agreement), and receipt of a tax opinion that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, with LIEN’s obligation further conditioned on delivery by REFI of a FIRPTA certificate.

Termination and Fees.

The Merger Agreement may be terminated at any time prior to the Merger Effective Time by mutual written consent.

Either party may terminate the Merger Agreement if: (i) any governmental entity denies a required regulatory approval in a final and non-appealable decision, or issues a final order prohibiting the Merger; (ii) the Merger has not been consummated by June 30, 2027; (iii) the LIEN stockholders fail to approve the matters submitted for their approval; or (iv) the REFI Board fails to approve the Post-BDC Election Approvals or REFI stockholders fail to approve the REFI BDC Election Matters or REFI Merger Matters; provided that the terminating party has not materially breached its obligations in a manner causing the failure, in each case subject to customary limitations on a party’s right to terminate where its breach has caused the failure.

REFI may terminate the Merger Agreement upon: (i) a breach by LIEN of its representations, warranties, or covenants that would result in the failure of specified closing conditions, subject to a 30-day cure period; (ii) the occurrence of specified events relating to LIEN’s recommendation or non-solicitation obligations; or (iii) REFI Board’s authorization, on the recommendation of the REFI Special Committee, to enter into a definitive agreement with respect to a Company Superior Proposal.

LIEN may terminate the Merger Agreement upon: (i) a breach by REFI of its representations, warranties, or covenants that would result in the failure of specified closing conditions, subject to a 30-day cure period; (ii) the occurrence of specified events relating to REFI’s recommendation or non-solicitation obligations; or (iii) the LIEN Board’s authorization to enter into a definitive agreement with respect to an Acquiror Superior Proposal.

Except with respect to costs and expenses of printing and mailing the Registration Statement and all filing and other fees paid to the SEC in connection with the Merger, all fees and expenses incurred in connection with the BDC Election, Merger, and the Transactions shall be borne as follows: (i) one-half (1/2) of such fees shall be borne by LIEN and (ii) the remaining one-half (1/2) of such fees shall be borne by REFI, provided, however, that REFI Manager shall pay $2,000,000 of the fees and expenses for which REFI is responsible on behalf of REFI. With respect to the payment of the costs and expenses of printing and mailing the Registration Statement and all filing and other fees payable to the SEC in connection with the Merger: (i) LIEN shall be responsible to pay for the first $200,000 of such fees and expenses; (ii) to the extent such fees and expenses exceed $200,000, REFI shall be responsible for the next $150,000; and (iii) to the extent that such fees and expenses exceed $350,000, both LIEN and REFI shall evenly split the payment of any and all remaining fees and expenses.

Share Repurchase Program.

The Merger Agreement provides that, from the date of the Merger Agreement until the Merger Effective Time, the LIEN Board will consider in good faith the adoption of a share repurchase program of up to $25 million to be implemented following the closing, on such terms and subject to such conditions as the LIEN Board may determine to be advisable, taking into account then current market conditions and other matters the LIEN Board determines to be relevant.

Specific Performance.

The parties have agreed that irreparable damage would occur in the event of a breach of the Merger Agreement and that monetary damages would not be an adequate remedy. Accordingly, the parties are entitled to injunctive relief and specific performance to enforce the terms of the Merger Agreement in any federal or state court located in the State of Maryland, without proof of actual damages and without the requirement of posting a bond.

Support Agreements

Concurrently with the execution of the Merger Agreement, (i) each of LIEN Adviser, John Mazarakis, Scott Gordon, and Anthony Cappell, in his or its capacity as a stockholder of LIEN, and (ii) each of John Mazarakis, Anthony Cappell, David Kite, Peter Sack, and Phil Silverman, in his capacity as a stockholder of REFI, entered into a support agreement with REFI and LIEN (each, a “Support Agreement”), pursuant to which, among other things, each agreed to vote his or its shares of LIEN Common Stock and REFI Common Stock in favor of the LIEN Merger Matters and the REFI BDC Election Matters and REFI Merger Matters, as applicable. The Support Agreements cover approximately 4.8% of the outstanding REFI Common Stock and approximately 12.9% of the outstanding LIEN Common Stock. The closing of the Merger is subject to the condition that the Support Agreements remain in full force and effect.

Other Material Terms

Following the Merger Effective Time, LIEN will indemnify and hold harmless present and former directors and officers of REFI against costs and liabilities incurred in connection with proceedings arising out of actions or omissions occurring at or prior to the Merger Effective Time. REFI or the Surviving Company will obtain a seven-year “tail” directors’ and officers’ insurance policy with coverage not less than REFI’s existing policy, subject to a customary cost cap.

The Surviving Company’s articles of incorporation and bylaws will be the articles of incorporation and bylaws of LIEN in effect immediately prior to the Merger Effective Time. The Surviving Company’s board of directors as of the Merger Effective Time will include three independent directors continuing from REFI’s existing board and two independent directors continuing from LIEN’s existing board, in addition to such other directors as may be designated in accordance with the Merger Agreement.

The Merger Agreement is governed by the laws of the State of Maryland.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 18, 2026, REFI and LIEN issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On June 18, 2026, REFI and LIEN will host a joint investor conference call at 9:00 a.m. Eastern Time to discuss the Merger. In connection with the conference call, REFI and LIEN have prepared an investor presentation, a copy of which is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. The investor presentation will also be made available on the investor relations sections of REFI’s and LIEN’s respective websites.

The conference call details are as follows:

●	When: Thursday, June 18, 2026

●	Time: 9:00 a.m. Eastern Time

●	Conference Call Dial-In: 877-317-6789 (domestic) and 412-317-6789 (international)

●	Webcast Live Stream: https://event.choruscall.com/mediaframe/webcast.html?webcastid=cm4KYEzO

A replay of the conference call will be available on the investor relations sections of REFI’s and LIEN’s respective websites following the conclusion of the call.

The information contained in this Item 7.01 (including Exhibits 99.1 and 99.2) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d): The following exhibits are being filed herewith:

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of June 17, 2026, by and among Chicago Atlantic Real Estate Finance, Inc., Chicago Atlantic BDC, Inc., Chicago Atlantic BDC Advisers, LLC, and Chicago Atlantic REIT Manager, LLC
10.1	Form of Support Agreement (REFI Stockholders), dated as of June 17, 2026, by and among Chicago Atlantic Real Estate Finance, Inc., and the stockholders party thereto
10.2	Form of Support Agreement (LIEN Stockholders), dated as of June 17, 2026, by and among Chicago Atlantic BDC, Inc., and the LIEN stockholders party thereto
99.1**	Joint Press Release, dated June 18, 2026.
99.2**	Investor Presentation, dated June 18, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. LIEN hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

**	Furnished, not filed.

Forward-Looking Statements

Some of the statements in this Current Report on Form 8-K constitute forward-looking statements because they relate to future events, future performance or financial condition of LIEN, REFI or the Merger. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, to the extent applicable. Forward-looking statements may include statements as to: future operating results of the Surviving Company and distribution projections; business prospects of the Surviving Company and, to the extent applicable, the prospects of its portfolio companies; and the impact of the investments that the Surviving Company expects to make. In addition, words such as “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words indicate forward-looking statements. The forward-looking statements contained in this Current Report on Form 8-K involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with (i) the timing or likelihood of the Merger closing; (ii) the ability to realize the anticipated benefits of the Merger, including the risk that integration of the businesses of LIEN and REFI may be more difficult, time-consuming or costly than expected, and the risk of unanticipated transaction costs, loss of key personnel, or adverse effects on existing business relationships; (iii) the percentage of LIEN and REFI stockholders voting in favor of the proposals submitted for their approval; (iv) the possibility that competing offers or acquisition proposals will be made; (v) the possibility that any or all of the various conditions to the consummation of the Merger may not be satisfied or waived, including the risk that required regulatory approvals or non-objections, including effectiveness of the Registration Statement, SEC acceptance of the BDC Election, and Nasdaq listing authorization for the shares of LIEN Common Stock to be issued in the Merger, may not be obtained on the contemplated timeline or at all; (vi) risks related to diverting management’s attention from ongoing business operations; (vii) the risk that stockholder litigation in connection with the Merger may result in significant costs of defense and liability; (viii) changes in the economy, financial markets, and political environment; (ix) future changes in laws or regulations, including with respect to the cannabis industry at the federal and state levels, federal enforcement policy, and any rescheduling or descheduling of cannabis under the Controlled Substances Act; (x) the risk that the Merger may not qualify as a “reorganization” within the meaning of Section 368(a) of the Code; (xi) the risk that the Surviving Company may not qualify or maintain its qualification as a RIC for U.S. federal income tax purposes; (xii) the risk that REFI may fail to maintain its qualification as a REIT through the effective time of the Merger; (xiii) the risk that REFI may be unable to complete the BDC Election on the contemplated timeline or at all; (xiv) the risk that the Exchange Ratio, which will be determined based on the Closing LIEN Net Asset Value and Closing REFI Net Asset Value, may differ from current expectations or may not reflect changes in market conditions or portfolio values between signing and closing; (xv) the risk that the amount, timing or tax treatment of the Tax Dividends required to be paid by REFI prior to the BDC Election Time may differ from current expectations, or that REFI may lack sufficient liquidity to pay such dividends on the contemplated timeline; (xvi) the risk that the conversion of REFI from a REIT to a RIC may give rise to corporate-level tax on built-in gains or other tax consequences that may differ from current expectations; (xvii) the risk that operating as a BDC under the Investment Company Act will subject the combined company to regulatory limitations, including with respect to leverage and affiliate transactions, that may adversely affect operating results or investment strategy; (xviii) the risk that the share repurchase program of up to $25.0 million that the LIEN Board has agreed to consider in good faith following the closing of the Merger may not be adopted, or, if adopted, may differ in size, scope, timing, or terms from current expectations; and (xix) other considerations that may be disclosed from time to time in publicly available documents filed by LIEN and REFI with the SEC. LIEN and REFI undertake no duty to update any forward-looking statements made herein.

No Offer or Solicitation

This Current Report on Form 8-K is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or in a transaction exempt from the registration requirements of the Securities Act.

Additional Information and Where to Find It

This communication relates to the proposed Merger involving LIEN and REFI, along with related proposals for which stockholder approval will be sought. The Merger Agreement was unanimously approved by the Boards of Directors of both LIEN and REFI, each acting on the unanimous recommendation of its respective special committee comprised solely of independent directors. In connection with the proposals, LIEN intends to file relevant materials with the SEC, including the Registration Statement, which will include the Joint Proxy Statement/Prospectus. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. STOCKHOLDERS OF LIEN AND REFI ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT LIEN, REFI, THE MERGER AND THE PROPOSALS. Investors and security holders will be able to obtain the documents filed with the SEC free of charge at the SEC’s website, www.sec.gov, or from each company’s investor relations website at www.investors.chicagoatlanticbdc.com (LIEN) and www.investors.refi.reit (REFI), or by directing a request to LIEN@chicagoatlantic.com (LIEN) or IR@REFI.reit (REFI).

Participants in the Solicitation

LIEN, REFI and their respective directors and executive officers, the LIEN Adviser and the REFI Manager, and their respective directors, officers, members, managers, partners, employees and affiliates, and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of LIEN and REFI in connection with the Merger and the related proposals. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of LIEN and REFI in connection with the Merger and the related proposals, including a description of their direct or indirect interests, by security holdings or otherwise, will be included in the Joint Proxy Statement/Prospectus and other relevant materials to be filed with the SEC when they become available. Additional information regarding the ownership of LIEN and REFI securities by their respective directors and executive officers is included in such persons’ SEC filings on Forms 3, 4 and 5, which can be found through the SEC’s website at www.sec.gov. Information about the directors and executive officers of LIEN is also set forth in LIEN’s proxy statement for its 2026 annual meeting of stockholders, filed with the SEC on April 30, 2026, and in LIEN’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 19, 2026. Information about the directors and executive officers of REFI is also set forth in REFI’s proxy statement for its 2026 annual meeting of stockholders, filed with the SEC on April 23, 2026, and in REFI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 12, 2026. Each of these documents is available free of charge at the SEC’s website, www.sec.gov, or from LIEN’s or REFI’s investor relations website, as applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO ATLANTIC BDC, INC.

	By:	/s/ Thomas Geoffroy
Date: June 18, 2026		Thomas Geoffroy, Interim Chief Financial Officer